SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), April 6, 2005

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue Rockville, Maryland 20850
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 255-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Renewal of Credit Facility

On January 14, 2003, Manugistics Group, Inc. (the “Company”) entered into a one-year unsecured revolving credit facility with Silicon Valley Bank (“SVB”) for $20.0 million, which we have subsequently amended. On April 8, 2005, we renewed the unsecured revolving credit facility with SVB, effective March 29, 2005, for $15.0 million and a two-year term. Under the terms of this credit facility, we may request cash advances, letters of credit, or both. The credit facility requires us to comply with the following financial covenants: (i) minimum tangible net worth (defined as stockholders’ equity plus convertible debt less goodwill, capitalized software costs and other intangible assets) must be greater than $90.0 million plus 50% of consolidated net income generated cumulatively commencing with the first quarter of fiscal 2006 and (ii) our ratio of (a) unrestricted cash, cash equivalents, marketable securities and long-term investments deposited with SVB and its affiliates plus net accounts receivable to (b) current liabilities plus long-term indebtedness to SVB and outstanding letters of credit minus deferred revenue, must be at least 2.00 to 1.00.

In addition, the credit facility requires us to maintain $50.0 million on deposit with SVB and its affiliates. The credit facility also restricts the amount of additional debt we may incur, as well as the amount of cash that we can use for acquisitions and for the repurchase of convertible debt. Under the terms of the credit facility, we may terminate the facility at any time upon repayment of any advances and the posting of cash collateral for any outstanding letters of credit.  SVB has the right to obtain a lien on all of our assets, other than intellectual property, upon an occurrence of default, unless we terminate the facility as provided above. The credit facility also provides that, upon an event of default, we are prohibited from paying a cash dividend to our shareholders. As of February 28, 2005, we had $9.5 million in letters of credit outstanding under this credit facility to secure our lease obligations for office space.

The credit facility was also modified to add a provision for supplemental equipment advances, under which the Company is able to borrow up to an additional $5.0 million for the purchase of equipment, office furniture and other capital expenditures. Amounts may be borrowed under the facility through December 31, 2005, and accrue interest at a fixed rate equal to 7.75% annually.  Equipment advances will be repaid monthly over a 36-month period, beginning in the month following the advance. In addition, as of February 28, 2005, the Company has $0.7 million outstanding under a previous equipment loan agreement with SVB.  The financial covenants for the supplemental equipment advances and the previous equipment agreement are the same as the financial covenants on the credit facility.

Stock Option Agreement

On April 7, 2005, our Board of Directors accepted the resignation of Gregory J. Owens as a director and Chairman of the Board of the Company and appointed Kevin C. Melia, a Class I director with a term expiring in 2005, as non-executive Chairman of the Board.  Mr. Melia has been determined to be independent under the listing standards of the NASDAQ Stock Market and the Company’s corporate governance guidelines.  In connection with Mr. Melia’s appointment as Chairman of the Board and the substantial increase in the amount of time Mr. Melia is expected to devote to the Company, the Compensation Committee of the Board of Directors granted Mr. Melia a one-time option (the “Option”) to purchase 100,000 shares of common stock of the Company under the Company’s Amended and Restated 1998 Stock Option Plan (the “Plan”).  Mr. Melia will also continue to receive the annual grant to directors of a stock option to acquire 10,000 shares of common stock of the Company as provided under the terms of the Plan.  The Option vests in 20 equal quarterly installments on the 7th day of July, October, January and April, commencing July 7, 2005 and has a per share exercise price of $1.80, the fair market value of a share of common stock of the Company on the date of grant as determined under the terms of the Plan. Under the terms of the Plan, if Mr. Melia is asked to resign other than for cause or is not nominated for re-election other than for cause, Mr. Melia will retain the unvested portion of the Option subject to its original vesting term.  In addition to the standard change in control rights granted under the Plan, upon a “Change in Control,” as defined below, any unvested portions of the Option will immediately vest.  A “Change in Control” for this purpose means the occurrence of any one or more of the following events:

(i) a sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together;

(ii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”); or

(iii) the completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent.

Mr. Melia will also receive an annual cash retainer of $80,000 in lieu of the retainer to which he was previously entitled as a non-employee director.  Mr. Melia’s annual cash retainer is payable quarterly in accordance with the Company’s current policy on the payment of cash retainers to directors.

Item 2.02                                             Results of Operations and Financial Condition.

On April 12, 2005, the Company announced via press release the Company’s results for its fourth quarter and fiscal year ended February 28, 2005.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.  The information contained in Item 2.02 of this Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained in this Item 2.02 and in the accompanying exhibit shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 5.02(b)                               Departure of Director.

On April 6, 2005, Gregory J. Owens, a Class II director, Chairman of the Board and former Chief Executive Officer of the Company, resigned as a director and Chairman of the Board of the Company, effective upon the acceptance of his resignation by the Board of Directors.  The Board of Directors accepted Mr. Owens’ resignation on April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC.
(Registrant)

Dated: April 12, 2005	By	/s/Raghavan Rajaji
Raghavan Rajaji
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 12, 2005